EXHIBIT 99.1

Great Southern Bancorp, Inc. announces quarterly dividend of $0.40 per common share

SPRINGFIELD, Mo., Dec. 18, 2024 (GLOBE NEWSWIRE) -- The Board of Directors of Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, declared a $0.40 per common share dividend for the fourth quarter of the calendar year ending December 31, 2024.

The dividend will be payable on January 14, 2025, to stockholders of record on December 30, 2024. This dividend represents the 140th consecutive quarterly dividend paid by the Company to common stockholders.

About Great Southern Bank

With total assets of $6.0 billion, Great Southern offers a broad range of banking services to commercial and consumer customers. Headquartered in Springfield, Missouri, the Company operates 89 retail banking centers in Missouri, Iowa, Kansas, Minnesota, Arkansas and Nebraska, and commercial loan production offices in Atlanta; Charlotte, North Carolina; Chicago; Dallas; Denver; Omaha, Nebraska; and Phoenix. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select Market.

CONTACT:

Zack Mukewa,
Investor Relations,
(616) 233-0500
GSBC@lambert.com